                                     EXHIBIT 10.1

           FORM OF MASTER CONTRACT PURCHASE AGREEMENT BETWEEN SOVEREIGN
              ASSOCIATES, fINC. AND SOVEREIGN CREDIT FINANCE I, INC.

                          MASTER CONTRACT PURCHASE AGREEMENT


        This Master Contract Purchase Agreement (this "Agreement") effective as of this _____ day of _________, 1996, is entered into by and between Sovereign Associates, Inc, a Texas corporation ("Purchasing Agent"), and Sovereign Credit Finance I, Inc., a Texas corporation ("Buyer").

                                 BACKGROUND STATEMENT

        This Agreement, under which from time to time Purchasing Agent will purchase on behalf of Buyer, and Buyer will agree to buy, retail installment contracts and other installment obligations issued for the purchase of used motor vehicles and liens on such vehicles securing the obligations, shall govern the purchase and transfer of the obligations for the benefit of Buyer and the servicing and other incidents thereof, and each shall be subject to the warranties, representations and agreements herein.

                                STATEMENT OF AGREEMENT

        In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Purchasing Agent agree as follows:

    1. DEFINITIONS. Unless the contract requires otherwise, the following terms shall for all purposes of this Agreement have the meanings hereinafter specified:

         (a) "Certificate of Title" shall mean a certificate of title under the Certificate of Title Act, as amended (Article 6687-1, Vernon's Texas Civil Statutes), or a certificate of title under a statute of another jurisdiction under the law of which indication of a security interest on the certificate is required as a condition of perfection.

         (b) "Dealer" shall mean the Purchasing Agent-approved dealer who sold a Financed Vehicle and who originated, sold and assigned the related Contract to the Purchasing Agent or the Buyer.

         (c) "Financed Vehicle" shall mean an automobile or light truck, together with all accessories thereto, securing an Obligor's obligations under the related Contract.

         (d) "Contract" shall mean a valid and enforceable motor vehicle retail installment contract or other evidence of an installment obligation of an Obligor which is secured by a lien on a Financed Vehicle.

         (e) "Obligor" shall mean the purchaser or co-purchasers of the Financed Vehicle or any other person who owes payments under the Contract.

         (f) "Purchased Contracts" shall mean all Qualified Contracts purchased by Buyer from or through the Purchasing Agent in accordance with the terms and conditions of this Agreement, including those within a Purchased Contract Pool.

         (g) "Purchased Contract Pool" shall mean all Qualified Contract Pools which Buyer determines to purchase from Dealers through the Purchasing Agent in accordance with the terms and conditions of this Agreement.

         (h) "Contract Documents" shall mean all documents and proof of delivery evidencing and relating to the Qualified Contracts as Buyer may reasonably request.

         (i) "Qualified Contract" and "Qualified Contract Pools" shall mean Contracts that mean the purchasing criteria set forth on EXHIBIT A attached hereto.

         (j) "Servicing Agreement" shall mean the Servicing Agreement duly executed by Purchasing Agent and Buyer and dated of even date herewith.

         (k) "Sovereign" shall mean, collectively, Sovereign Credit Holdings, Inc., a Texas corporation, and its wholly owned subsidiary, Sovereign Credit Corporation, a Texas corporation, of which the Purchasing Agent is a wholly-owned subsidiary.

         (l) "Credit Enhancements" shall mean any arrangements that are intended generally to improve the collection rates on the Purchased Contracts including, without limitation, any vehicle value insurance or warranty repair service contracts that may be purchased.

    2. PROCEDURE FOR PURCHASE. At any time and from time to time until the termination of this Agreement, the Buyer may request the Purchasing Agent (i) to solicit from Dealers offers to sell to Buyer Qualified Contracts and Qualified Contract Pools, or (ii) to offer to sell to Buyer Qualified Contract and Qualified Contract Pools, from the portfolio of Contracts owned by Purchasing Agent, which portfolio may include Contracts purchased by Purchasing Agent from affiliates of Sovereign. Purchasing Agent shall be obligated to use reasonable efforts to solicit from Dealers offers to sell to Buyer Qualified Contracts and Qualified Contract Pools as soon as practicable following any such request by the Company. In addition, in deciding whether to offer to sell Qualified Contracts to the Buyer or any other purchaser who is affiliated or not affiliated with the Purchasing Agent and for whom Purchasing Agent is also purchasing Contracts, the Purchasing Agent shall select such Contracts from the Qualified Contracts that are or become available for purchase, such selection to be based upon the respective periods of time the purchasing entities have been in existence, the cost of the available Contracts, the amount of their unexpended funds and the need to diversify their holdings; provided, however, that Purchasing Agent shall give priority to purchases on behalf of the limited purpose, securitization subsidiaries of Sovereign (whether of Sovereign Credit Corporation or its parent, Sovereign Credit Holdings, Inc.), including Buyer, over purchases on behalf of Sovereign or Purchasing Agent. Purchasing Agent reserves the right to offer to sell Qualified Contract Pools to the parties for which it purchases Contracts on any other basis that it deems to be equitable. The Buyer shall be obligated to purchase from Dealers through the Purchasing Agent or from the Purchasing Agent or Sovereign affiliates any Contracts properly offered for sale to it, in accordance with the terms of this Agreement, up to a maximum aggregate Purchase Price that may be specified by the Buyer in its request, if such Contracts constitute Qualified Contracts and/or Qualified Contract Pools.

    Payment of the purchase price by Buyer shall be made at the time of the sale to Buyer from Purchasing Agent or Dealer or the purchase by Purchasing Agent on Buyer's behalf of each Purchased Contract. At all times during the term of this Agreement, Buyer shall retain the right to audit any or all Purchased Contracts and/or Purchased Contract Pools for adherence to the terms and conditions of this Agreement. Purchasing Agent shall cooperate in all material respects with the audit of such Purchased Contracts and/or Purchased Contract Pools. Buyer shall reimburse Purchasing Agent for all third-party audit costs related hereto. Buyer shall at all times have the right to sell to Purchasing Agent, and receive a repurchase price equal to the product of remaining unpaid installments on the Contract, times the ratio of the Buyer's original Purchase Price to the aggregate unpaid installments on the date of Buyer's original purchase, any and all Purchased Contracts that are sold to Buyer that do not meet the terms and conditions set forth in this Agreement.

    3. PURCHASE PRICE; COMPENSATION. (a) The Purchase Price (herein so called) payable by the Buyer for each Purchased Contract and Purchased Contract Pool shall never exceed that amount which a Dealer shall receive from bank draft upon the delivery of all Contract Documents and the maximum limits set by the purchasing criteria set forth in EXHIBIT A. With respect to any Purchased Contract offered by Purchasing Agent from Purchasing Agent's portfolio of Contracts, the Purchase Price for each Purchased Contract payable by Buyer to Purchasing Agent shall be determined to provide Buyer a rate of return on its investment in the Purchased Contract from the remaining unpaid installments equal to the Purchasing Agent's (or the affiliates, in the case of a Contract purchased by Purchasing Agent from an affiliate of Sovereign) original rate of return on its investment in the Purchased Contract, as of its purchase by Purchasing Agent (or the affiliate, as the case may be) from the originating Dealer, assuming in both cases that the Purchased Contract was paid in full in accordance with its scheduled installments. In addition, no

Purchased Contract from the Purchasing Agent's portfolio may be in default at the time of purchase by Buyer or have violated the purchasing criteria set forth in EXHIBIT A (with all references to Buyer deemed to refer to the Servicer) at the time of its purchase by Purchasing Agent (or affiliate, as the case may be).



    As partial compensation and reimbursement for the costs of its services provided hereunder, Buyer shall pay to Purchasing Agent a monthly fee, payable on or before the 15th day of each month, of the lesser of $500, or 5% of the total amount of installments due under the Contract as of the date of purchase, for each Contract purchased by Buyer from or through Purchasing Agent under this Agreement during the prior calendar month. Buyer shall also reimburse Purchasing Agent for its out-of-pocket costs paid to effect any Credit Enhancements with respect to the Purchased Contracts, although Purchasing Agent shall not, by virtue of this Agreement, be required to provide or effect Credit Enhancements.



    Purchasing Agent will charge a processing fee to the various dealers from which it purchases Contracts on behalf of the Buyer, which fee is currently $275 per Contract purchased. Purchasing Agent may pay a portion of such fee, in the amount of $50 per Contract purchased, to one or more third parties as a finder's fee in connection with the purchase of each Contract. Purchasing Agent reserves the right to increase the amount of the processing fee which it charges from time to time, and to increase or decrease the amount of the finder's fee.

    4. TERM. This Agreement shall commence as of the date first written above and shall continue until terminated upon 30 days written notice from either party to the other.

    5. OTHER DOCUMENTS. Purchasing Agent or Buyer shall execute and deliver any and all other documents, opinions, certificates, and evidence of the Purchased Contracts as may be reasonably requested by Buyer in connection with the transactions contemplated by this Agreement.

    6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASING AGENT. The Purchasing Agent represents and warrants to Buyer as follows:

         (a)  ORGANIZATION AND GOOD STANDING.    Purchasing Agent is a
corporation duly organized, validly existing and in good standing under the laws of Texas, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently contemplated, and to execute, deliver and perform its obligations under this Agreement.

         (b) DUE QUALIFICATION. The Purchasing Agent is duly qualified and has registered as a foreign corporation in each state where such qualification is required in order to perform its obligations pursuant to this Agreement and has obtained all necessary licenses, approvals or consents as are required under applicable law to perform its duties hereunder.

          (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement has been duly authorized by the Purchasing Agent by all necessary corporate action on the part of the Purchasing Agent.

         (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Purchasing Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect which affect the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         (e) NO VIOLATION. The execution and delivery of this Agreement by the Purchasing Agent, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Purchasing Agent, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any requirement of law applicable to the Purchasing Agent or any indenture, contract, agreement, mortgage, deed of trust or other installment to which the Purchasing Agent is a party or by which it is bound.

    7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASING AGENT REGARDING CONTRACTS. The Purchasing Agent further represents and warrants to, and covenants with Buyer as follows:

    (a) Each Qualified Contract will conform with, and in acting with respect to the Qualified Contract, Purchasing Agent will have complied in all material respects with, all applicable federal, state and local laws, regulations and official rulings.

    (b) Each Qualified Contract (i) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto and shall have been validly assigned by such Dealer to Purchasing Agent, a Sovereign affiliate, or to Buyer in accordance with its terms, (ii) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in the Financed Vehicle in favor of the owner of the Qualified Contract, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral and of the benefits of the security, (iv) shall provide for, in the event that such Qualified

Contract is prepaid, a prepayment that fully pays the principal balance, (v) shall meet at the time of its purchase from the originating Dealer in all material respects all purchasing criteria set forth on EXHIBIT A attached hereto, and (vi) shall have been validly assigned by Purchasing Agent or Sovereign affiliate to Buyer if the Qualified Contract was assigned by the Dealer to the Purchasing Agent or Sovereign affiliate and has been purchased by Buyer.

    (c) Purchasing Agent shall require each Dealer from which a Qualified Contract is purchased to represent and warrant that such Qualified Contract and the sale of the related Financed Vehicle complied, at the time the Contract was originated or made, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-In-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit code, and other consumer laws and equal credit opportunity and disclosure laws.

    (d) Each Qualified Contract shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

    (e) (i) The Certificate of Title for such Financed Vehicle shows (or if a new or replacement Certificate of Title is applied for with respect to such Financed Vehicle, the official receipt from the responsible state or local governmental authority shall indicate that an application has been made and that the Certificate of Title, when issued, will show within 120 days) the Purchasing Agent or the Buyer as the holder of a first priority security interest in such Financed Vehicle, (ii) within 120 days after the Purchase Date for the Contract relating to the Financed Vehicle, the Certificate of Title for such Financed Vehicle will show the Buyer as the holder of a first priority security interest in such Financed Vehicle, and (iii) the Buyer, upon delivery of the transfer to it, will have a valid and enforceable security interest in the Financed Vehicle to the same extent as the security interest of the person or entity named as the original secured party under the related Contract.

    (f) To the knowledge of Purchasing Agent, at the time of its purchase for the Buyer, no provision of a Qualified Contract shall have been waived, without the express written consent of the Buyer.

    (g) To the knowledge of Purchasing Agent, at the time of its purchase by the Buyer, no right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Qualified Contract.

    (h) It is the intention of the Purchasing Agent that the transfer and assignment herein contemplated constitute a sale of the Purchased Contract or Purchased Contract Pool to Buyer and that the beneficial interest in and title to the Purchased Contracts and Purchased Contract Pools not be part of Purchasing Agent's estate in the event of the filing of a bankruptcy petition by or against Purchasing Agent under applicable bankruptcy law. Immediately prior to the transfer and assignment to Buyer herein contemplated, Dealer or Purchasing Agent had good and marketable title to each Qualified Contract free and clear of all liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, Buyer shall have good and marketable title to each Qualified Contract, free and clear of all liens, encumbrances, security interests, and rights of others.

    8. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to Purchasing Agent as follows:

         (a)  ORGANIZATION AND GOOD STANDING.    Buyer is a corporation duly
organized, validly existing and in good standing under the laws of Texas, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently contemplated, and to execute, deliver and perform its obligations under this Agreement.

         (b) DUE QUALIFICATION. The Buyer is duly qualified and has registered as a foreign corporation in each state where such qualification is required in order to perform its obligations pursuant to this Agreement and has obtained all necessary licenses, approvals or consents as are required under applicable law to perform its duties hereunder.

          (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement has been duly authorized by the Buyer by all necessary corporate action on the part of the Buyer.

         (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect which affect the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         (e) NO VIOLATION. The execution and delivery of this Agreement by the Buyer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Buyer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any requirement of law applicable to the Buyer or any indenture, contract, agreement, mortgage, deed of trust or other installment to which the Buyer is a party or by which it is bound.

    9. SERVICING AGREEMENT; COLLECTION OF PURCHASED RECEIVABLES. Concurrently with the execution of this Agreement, Purchasing Agent and Buyer shall enter into the Servicing Agreement whereby Purchasing Agent, as an independent contractor, will collect, in accordance with the terms and conditions set forth therein, for the account of Buyer, payments under all Purchased Contract and Purchased Contract Pools.

    10. NO ASSUMPTION. The Purchasing Agent does not, and shall not be deemed to, assume any obligations of the Buyer relating to the transactions contemplated herein. Buyer does not, and shall not be deemed to assume any obligations of Purchasing Agent relating to the Purchased Contracts or the transactions giving rise to the Purchased Contracts. To the extent that Purchasing Agent has not completed performance of any Contract pursuant to which a Purchased Contract was generated, Purchasing Agent hereby covenants and agrees to complete such Contract in order that the Obligor will continue not to have any rights to setoff, counterclaim or dispute. Accordingly, Purchasing Agent hereby indemnifies and holds harmless Buyer, its successors and assigns, and their respective officers, directors, agents and attorneys against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Buyer, its successors and assigns, or their respective officers, directors, agents and attorneys due to (i) any breach by Purchasing Agent of its representations, warranties or covenants provided for in this Agreement or in the Servicing Agreement, or (ii) any action or inaction of Purchasing Agent in any way relating to, or arising out of this Agreement or any of the transactions contemplated herein or the creation or collection or enforcement of any of the Purchased Contracts. Purchasing Agent, however, does not assume the risk of uncollectibility and does not indemnify Buyer, its successors and assigns, or their respective officers, directors, agents and attorneys, against, the uncollectibility of all or any part of the Purchased Contracts as against the Obligor thereof, except for uncollectibility resulting from a breach by Purchasing Agent of any warranty, representation, or covenant contained herein. The indemnities contained in this Section shall survive any termination of this Agreement.

    11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Purchasing Agent may contract with others for the performance of any or all of its obligations hereunder. Any such contract, however, shall not relieve Purchasing Agent from liability for its obligations hereunder.

    12. MODIFICATIONS AND WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. No waiver shall be valid in the absence of the written and signed consent of the party against which enforcement of such is sought.

    13. NOTICE. Except as otherwise specifically provided herein, any notice hereunder shall be in writing (including telecopy communication) and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, or if telecopied when transmitted, or otherwise when delivered in person to the addressee and a receipt given therefor, in all such instances addressed to the respective parties as follows:

    To Purchasing Agent:     Sovereign Associates, Inc.
                             4015 Beltline Road
                             Building B
                             Dallas, Texas  75244
                             Attn:  A. Starke Taylor, III,           President

    To Buyer:                Sovereign Credit Finance I, Inc.
                             4015 Beltline Road
                             Building B
                             Dallas, Texas  75244
                             Attn:  A. Starke Taylor, III, President

or at such other address as the addressee may, by written notice received by the other party hereto, designate as the appropriate address for purposes of notice hereunder.

    14. AMENDMENT. This Agreement may be amended, supplemented or modified only with the written consent of each of the parties hereto.

    15. CHOICE OR LAW. THIS AGREEMENT AND THE VALIDITY AND ENFORCEMENT HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

    16. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    17. ENTIRE AGREEMENT. This instrument embodies the entire agreement between the patties relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

    18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which for all purposes is to be deemed an original.

    19. SURVIVAL. All covenants, agreements, undertakings, indemnities, representations and warranties made herein shall survive both the execution and the termination hereof and shall not be affected by any investigation made by any party.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                             PURCHASING AGENT:

                             SOVEREIGN ASSOCIATES, INC.



                             By:
                                ------------------------------------
                                  A. Starke Taylor, III,
                                  President


                             BUYER:

                             SOVEREIGN CREDIT FINANCE I, INC.




                             By:  _____________________________
                                  A. Starke Taylor, III,
                                  President

                          MASTER CONTRACT PURCHASE AGREEMENT

                                      EXHIBIT A

                             QUALIFIED CONTRACT CRITERIA

    The following purchasing criteria shall govern all purchases of Contracts by Buyer and no Contract shall be purchased that does not meet the following criteria without specific written permission of Purchasing Agent and Buyer.

I.  PURCHASE PRICE AND COLLATERAL RATIOS



    A. The purchase price for a Contract must involve an initial payment to the Dealer which does not exceed 140% of the average wholesale value of a Financed Vehicle plus tax, title, license and warranty (or, in the case of certain popular models, 140% of the Dealer's Cost plus tax, title, license and warranty). Average wholesale value shall be measured by the MANNHEIM GOLD BOOK, NATIONAL AUTO RESEARCH BLACK BOOK or the NATIONAL AUTOMOBILE DEALERS USED CAR GUIDE used car market guides, or other nationally published used car market guides. If measured by the MANNHEIM GOLD BOOK, the wholesale value of a Financed Vehicle shall be adjusted upward to reflect the generally lower values provided by this publication when compared to other publications.



    B. The purchase price for a Contract must involve an initial payment to the Dealer of no more than 90% of principal plus accrued interest (pay-off balance) of such Contract.

    C. The age of each Financed Vehicle must be 7 years or less for automobiles or 8 years or less for trucks.

    D. Miles may not exceed 100,000 for automobiles or 125,000 for trucks, unless the Dealer guarantees payments under the applicable Contract.

II. DOWN PAYMENT RATIO

    A. Obligors on all Contracts must be required to have made a down payment (cash plus net trade-in allowance) of at least 10% of the Dealer's cost (excluding sale preparation expenses) in the Financed Vehicle.

III.     CONTRACT TERMS

    A. All Contracts must have an original term of 36 months or less although 48 month terms will be permitted where the Financed Vehicle is a 1993 or later model, or where lower depreciation or stronger credit history justifies a 48 month term.

    B. No Contract may violate any applicable usury laws of any state or of the United States.

    C. Each Contract shall be in the form of industry-standard consumer automobile retail installment contracts or notes issued by the Texas Independent Automobile Dealers Association if the Contract originated in Texas or by any similar association of dealers in any other state in which the Contract originated.

IV. CREDIT CRITERIA

    Obligors on all Contracts purchased by Buyer must have supplied the following credit information and meet the following requirements, and Purchasing Agent shall perform verification procedures in an industry-standard manner observing due care and procedure:

    A.   Personal reference with address and telephone number.

    B. Copy of credit application executed by Obligor which contains the necessary information to verify by telephone or otherwise the Obligor's address, employment and personal references and to obtain a credit report from a credit reporting agency.

    C.   Obligor must have a valid driver's license.

    D.   No cosigners, except immediate family members.

    E.   Obligor must be at least 18 years old.


    To the extent that, in the Purchasing Agent's good faith judgement, Contracts which do not satisfy the criteria specified in I(A) through III(A) above may be purchased for a purchase price which would be beneficial to the Buyer, Purchasing Agent may purchase such Contracts.


                                      A-2